United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 14, 2009
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 635-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☑     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBIT INDEX
EX-2.1 Agreement and Plan of Merger by and among OXiGENE, Merger Sub, VaxGen and Stockholder Representative, dated October 14, 2009.
EX-99.1 Form of Voting Agreement by and among OXiGENE, VaxGen and certain VaxGen stockholders, dated October 14, 2009.
EX-99.2 Form of Voting Agreement by and among VaxGen, OXiGENE and certain OXiGENE stockholders, dated October 14, 2009.
EX-99.3 Amendment No. 2 to Stockholder Rights Agreement by and between OXiGENE and American Stock Transfer & Trust Company, LLC, dated October 14, 2009.
EX-99.4 Press Release dated October 15, 2009.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 14, 2009, OXiGENE, Inc., a Delaware corporation (“OXiGENE”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OXiGENE Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of OXiGENE (“Merger Sub”), VaxGen, Inc., a Delaware corporation (“VaxGen”) and James Panek, as representative of the VaxGen stockholders (“Stockholder Representative”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into VaxGen, with VaxGen continuing as the surviving corporation and a wholly-owned subsidiary of OXiGENE (the “Merger”).
     As a result of the Merger, OXiGENE expects to issue approximately 24,080,097 shares of OXiGENE common stock, $0.01 par value per share (“OXiGENE Common Stock”) to VaxGen stockholders, together with cash in lieu of fractional shares of OXiGENE Common Stock, subject to adjustment as described below. Based upon the number of shares of OXiGENE Common Stock and VaxGen common stock, $0.01 par value per share (“VaxGen Common Stock”) currently outstanding, the stockholders of VaxGen would receive approximately 0.4719 shares of common stock of OXiGENE for each share of VaxGen common stock. The actual exchange ratio will be determined immediately prior to the closing of the Merger. At the closing of the transaction, OXiGENE will issue approximately 15,622,549 shares of OXiGENE Common Stock in exchange for all outstanding shares of VaxGen Common Stock. The number of shares issued at closing will be subject to adjustment if VaxGen’s net cash, as of a date shortly before the closing, as agreed by both parties, less certain expenses and liabilities, is greater or less than approximately $33,200,000. The remaining 8,457,548 shares of OXiGENE Common Stock will be held in a segregated escrow account for a maximum of two years from the date of closing. The shares placed in escrow will be released to the former VaxGen stockholders upon the occurrence of certain events described in the Merger Agreement. These events relate primarily to settlement of VaxGen’s obligations under its lease of facilities in South San Francisco, and to the potential award of a procurement contract to Emergent BioSolutions (“EBS”) by the U.S. Government for which VaxGen is eligible to receive milestone and royalty payments in connection with EBS’ May 2008 acquisition of VaxGen’s recombinant protective antigen (“rPA”) anthrax vaccine product candidate and related technology. Any shares not so issued will be released to OXiGENE at the end of such two-year period.
     Of the 8,457,548 shares placed in escrow, 2,657,548 shares will be allocated primarily to settlement of VaxGen’s lease facility obligations. If OXiGENE successfully settles the lease obligations with the property’s landlord, during the period of two years following the closing of the transaction, and depending on the terms of the settlement arrangements, OXiGENE will release from escrow additional shares to VaxGen stockholders. If VaxGen successfully settles the lease obligations with the property’s landlord prior to the closing, the number of shares issued at the closing will be increased to reflect the amount of the settlement. 685,000 of the 2,657,548 shares may be released from escrow upon non-realization of certain contingent liabilities of VaxGen within two years of the closing, as described in the Merger Agreement.
     The remaining 5,800,000 shares to be held in escrow will be released to VaxGen stockholders in the event the surviving company, within the period of two years following the closing of the transaction, becomes entitled to receive a $3,000,000 milestone payment from EBS in connection with the award of a procurement contract to EBS by the United States government for supply of rPA anthrax vaccine. In the event this milestone is achieved, OXiGENE will release from escrow 1,875,000 shares plus 785,000 shares for each $100,000,000 of actual award value associated with the procurement contract, up to a maximum of 3,925,000 shares to VaxGen stockholders. OXiGENE will be entitled to receive royalties from sales of rPA for a period of 12 years from commercial sale, with no obligation to issue additional shares to VaxGen stockholders. If the award of the procurement contract is announced prior to the closing, VaxGen shall receive credit for the $3,000,000 milestone payment in calculating net cash at closing and OXiGENE will issue 785,000 shares for each

$100,000,000 of actual award value associated with the procurement contract, up to a maximum of 3,925,000 shares to VaxGen stockholders at the closing along with the initial shares. The shares issued to the VaxGen stockholders will be taxable for U.S. federal tax purposes.
     The OXiGENE Common Stock to be issued pursuant to the Merger will be registered for issuance by OXiGENE under a Registration Statement on Form S-4 pursuant to the Securities Act of 1933, as amended.
     OXiGENE will also assume all outstanding warrants to purchase VaxGen Common Stock, which will be exercisable following the Merger, unless such warrants are earlier terminated in accordance with their terms. The numbers of shares subject to the warrants and the warrants’ exercise prices will be adjusted based on the exchange ratio in the Merger. All outstanding employee stock options to purchase VaxGen Common Stock that are unexercised prior to the closing of the Merger will be terminated upon the closing.
     OXiGENE and VaxGen have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to use commercially reasonable efforts to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, and (iii) to use commercially reasonable best efforts to take all actions necessary or advisable to permit the consummation of the Merger.
     OXiGENE has agreed that it will not, without VaxGen’s consent, issue or sell any securities except either (i) pursuant to existing stock option plans or existing OXiGENE warrants or (ii) in a financing transaction of no less than $30 million at a purchase price of no less than $1.46 per share during the time between the execution of the Merger Agreement and the consummation of the Merger. VaxGen also has agreed not to (i) solicit or entertain proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, including the receipt of a superior proposal, as defined in the Merger Agreement, by VaxGen, enter into discussions or an agreement concerning or provide confidential information in connection with any proposals for alternative business combination transactions during the time between the execution of the Merger Agreement and the consummation of the Merger.
     Consummation of the Merger is subject to certain conditions, including (i) effectiveness of the Registration Statement on Form S-4 referenced above, (ii) approval of the Merger Agreement and the Merger by the stockholders of VaxGen at a special meeting to be called for such purpose, (iii) approval of the issuance of the shares of OXiGENE Common Stock in the Merger by the stockholders of OXiGENE at a special meeting to be called for such purpose, (iv) absence of any law or order prohibiting the consummation of the Merger, (v) subject to certain exceptions, the accuracy of the representations and warranties made by VaxGen and by OXiGENE, and (vi) the absence of any material adverse effect on VaxGen or OXiGENE. Effective upon the closing of the Merger, OXiGENE has also agreed to expand the size of its Board of Directors to eight members, and to appoint two designees of VaxGen, Lori F. Rafield, Ph.D. and Franklin M. Berger, to serve on its Board in the vacancies created by such expansion.
     OXiGENE has also entered into an amendment to its Stockholder Rights Agreement, dated as of March 24, 2005, as amended (the “Rights Agreement”), between OXiGENE and American Stock Transfer & Trust Company, LLC, to ensure that the provisions of the Rights Agreement shall be inapplicable to the Merger and the transactions contemplated thereby. VaxGen and OXiGENE have entered into voting agreements with certain executive officers, directors and stockholders of OXiGENE, holding approximately 45 percent of the outstanding OXiGENE Common Stock, pursuant to which such parties agreed to vote in favor of the merger and the issuance of the OXiGENE shares in connection with the Merger. OXiGENE and VaxGen have also entered into voting agreements with the holders of less than one percent of the outstanding stock of VaxGen pursuant to which such stockholders have agreed to vote their shares in favor of the Merger and the transactions contemplated thereby.
     The Merger Agreement contains certain termination rights for both VaxGen and OXiGENE, and further provides that, upon termination of the Merger Agreement under specified circumstances, including by VaxGen to pursue a superior transaction, as defined in the Merger Agreement (including a liquidation), or by OXiGENE to pursue a financing transaction with net proceeds of least $30 million, either party may be required to pay the other party a termination fee of $1,425,000 and to reimburse the other party’s expenses up to $325,000. In addition, in the event that VaxGen effects a liquidation within 180 days of the VaxGen special meeting of stockholders, it will be required to pay a termination fee of $712,500 and reimburse expenses.
     A copy of the Merger Agreement is attached as Exhibit 2.1 to this current report and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about OXiGENE. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of OXiGENE or VaxGen or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in OXiGENE’s public disclosures.
     Copies of the forms of voting agreements between OXiGENE, VaxGen and certain VaxGen stockholders and VaxGen, OXiGENE and certain OXiGENE stockholder are attached as Exhibits 99.1 and 99.2 to this current report, respectively, and are incorporated herein by reference. A copy of the amendment to the Rights Agreement is attached as Exhibit 99.3 to this current report and is incorporated herein by reference. A copy of the press release announcing the execution of the Merger Agreement is also attached as Exhibit 99.4 to this current report and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

2.1	Agreement and Plan of Merger by and among OXiGENE, Merger Sub, VaxGen and Stockholder Representative, dated October 14, 2009.*

99.1	Form of Voting Agreement by and among OXiGENE, VaxGen and certain VaxGen stockholders, dated October 14, 2009.

99.2	Form of Voting Agreement by and among VaxGen, OXiGENE and certain OXiGENE stockholders, dated October 14, 2009.

*	All schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OXiGENE, Inc. will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.

99.3	Amendment No. 2 to Stockholder Rights Agreement by and between OXiGENE and American Stock Transfer & Trust Company, LLC, dated October 14, 2009.

99.4	Press Release dated October 15, 2009.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2009	OXiGENE, Inc.
	By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among OXiGENE, Merger Sub, VaxGen and Stockholder Representative, dated October 14, 2009.*

99.1	Form of Voting Agreement by and among OXiGENE, VaxGen and certain VaxGen stockholders, dated October 14, 2009.

99.2	Form of Voting Agreement by and among VaxGen, OXiGENE and certain OXiGENE stockholders, dated October 14, 2009.

99.3	Amendment No. 2 to Stockholder Rights Agreement by and between OXiGENE and American Stock Transfer & Trust Company, LLC, dated October 14, 2009.

99.4	Press Release dated October 15, 2009.

*	All schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. OXiGENE, Inc. will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.